EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-232182, 333-219352 and 333-215031) and Form S-3 (Nos. 333-251884 and 333-237242) of Athene Holding Ltd. of our report dated February 19, 2021 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
February 19, 2021